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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



Florida Banks, Inc.
Jacksonville, Florida


         We consent to the incorporation by reference in this Registration Statement of Florida Banks, Inc. on Form S-8 of our report dated March 20, 1998 relating to Florida Banks, Inc. and February 27, 1998 relating to First National Bank of Tampa, appearing in Registration Statement No. 333-50867 of Florida Banks, Inc. on Form S-1, as amended, as originally filed with the Securities and Exchange Commission on April 23, 1998.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                        DELOITTE & TOUCHE, LLP

                                        /s/ Deloitte & Touche, LLP
                                        --------------------------------------

Jacksonville, Florida
September 21, 1998